Exhibit 99.1

Contact:	Dan Foley — Investors	Alberto Lopez — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 10-0688

Harrah’s Increases Tender Offer for London Clubs International

Genting Group Agrees to Sell Shares to Harrah’s Entertainment

LAS VEGAS — October 20, 2006 — A subsidiary of Harrah’s Entertainment, Inc. (NYSE:HET) today announced the terms of an increased cash offer to acquire all of the outstanding ordinary shares of London Clubs International plc (LCI) to £1.35 per share (or an aggregate of approximately $570 million), from the original offer of £1.25 per share.  A subsidiary of Genting International plc, the largest single holder of LCI shares, has agreed to sell their entire LCI share holding of approximately 29.6% to the subsidiary of Harrah’s Entertainment at the revised offer price. The board of directors of London Clubs International continues to unanimously recommend that the remaining shareholders accept the offer.  If the offer is successful, Harrah’s expects the transaction to close in the fourth quarter of 2006.

London Clubs International currently operates seven casinos in the United Kingdom and has an additional four under development.  In addition, LCI also operates two casinos in Egypt, one in South Africa and has a consulting relationship with a casino in Lebanon.

“We are encouraged that our offer for LCI will be successful based on our agreement to purchase Genting’s London Club shares,” said Gary Loveman, chairman, CEO and president of Harrah’s.  “The strong collection of LCI properties would put Harrah’s in a strong position to take advantage of the evolving regulatory framework in the United Kingdom.  The multi-national operational experience of the LCI’s management strengthens Harrah’s existing team, enhancing the success for international expansion opportunities.”

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisition into our operations, including Caesars and London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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